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                                                                 Exhibit 10.7


                              CONSULTING AGREEMENT

      This Agreement is entered into as of this 31st day of December 1999 by and between Martin Schultz ("Consultant") and Omtool, Ltd. ("Omtool" or the "Company").

      In consideration of the mutual promises of this Agreement, the Company and Consultant hereby agree as follows:

1.    SCOPE OF WORK

      Consultant shall act as a consultant to Omtool commencing on January 1, 2000 and ending upon December 31, 2000, unless terminated earlier as provide for in Section 3 below. It is contemplated that Consultant will be available to provide consulting services to the Company as the Company may request from time to time on a prorated basis equivalent to five (5) days of each month. These consulting services shall include, but are not limited to, consulting with the Company's Chief Executive Officer and Chief Operating Officer (among others) regarding technological issues.

2.    COMPENSATION

         2.1 In consideration for the prompt and satisfactory consulting services to be rendered by Consultant to the Company, Consultant will receive a consulting fee of $18,750.00 per month. The Company shall pay such compensation within thirty (30) days of receipt of each invoice from Consultant setting forth the services performed and upon approval of such invoice by Company.

         2.2 Consultant shall not be entitled to receive any other compensation or any benefits from Company. Except as otherwise required by law, Company shall not withhold any sums or payments made to Consultant for social security or other federal, state or local tax liabilities or contributions, and all withholdings, liabilities, and contributions shall be solely Consultant's responsibility. Further, Consultant understands and agrees that the services performed for the Company are not covered under the unemployment compensation laws and are not intended to be covered by workers' compensation laws.

         2.3 Consultant shall be responsible for all business expenses relating to this engagement; PROVIDED, however, that the Company shall reimburse Consultant for reasonable business expenses associated with Consultant's telephone, computer and facsimile use (on behalf of Omtool) from his home office and reasonable travel-related expenses incurred at the request of the Company. The Company's reimbursement of Consultant's business expenses also is subject to Consultant's reasonable and timely substantiation and documentation (I.E., provision of receipts) as may be specified by the Company from time to time.

3.    TERMINATION

      3.1 This Agreement may be terminated by Consultant at any time, for any reason, by giving thirty (30) days written notice to the Company.

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      3.2 If this Agreement is terminated pursuant to Section 3.1, Consultant will receive payments for services rendered and reimbursable expenses incurred for the period up to and including the date of the termination of this Agreement.

      3.3 The parties hereto agree that such termination will not release nor discharge either of the parties from their respective obligations as specified in Sections 4, 5, 6, 7 and 8 of this Agreement.

4.    NONDISCLOSURE

      4.1 Consultant understands that, in connection with his engagement with the Company, he may receive, produce, or otherwise be exposed to the Company's trade secrets, business, proprietary and/or technical information, including, without limitation, information concerning customer lists, customer support strategies, employees, research and development, financial information (including sales, costs, profits, and pricing methods), manufacturing, marketing, proprietary software, hardware, firmware, and related documentation, inventions (whether patentable or not), know-how, show-how, and other information considered to be confidential by the Company, and all derivatives, improvements and enhancements to any of the above (including those derivatives, improvements and enhancements that were created or developed by Consultant under this Agreement), in addition to all information the Company receives from others under an obligation of confidentiality (individually and collectively "Confidential Information").

      4.2 Consultant acknowledges that the Confidential Information is the sole, exclusive and extremely valuable property of the Company. Accordingly, Consultant agrees to segregate all Confidential Information from information of other companies and agrees not to reproduce any Confidential Information without Company's prior written consent, not to use the Confidential Information except in the performance of this Agreement, and not to divulge all or any part of the Confidential Information in any form to any third party, either during or after the term of this Agreement. Upon termination or expiration of this Agreement for any reason, Consultant agrees to cease using and to return to Company all whole and partial copies and derivatives of the Confidential Information, whether in Consultant's possession or under Consultant's direct or indirect control, including any computer access nodes and/or codes.

      4.3 Consultant shall not disclose or otherwise make available to the Company in any manner any confidential and proprietary information received by Consultant from third parties. Consultant warrants that his performance of all the terms of this Agreement does not and will not breach any agreement entered into by Consultant with any other party, and Consultant agrees not to enter into any agreement, oral or written, in conflict herewith. In addition, Consultant recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use such information only for certain limited purposes. Consultant agrees that he owes the Company and such third parties, during the term of the Consultant's relationship with the Company and thereafter, regardless for the reason for the termination of the relationship, a duty to hold all such confidential or proprietary information in the strictest of confidence and not to disclose such information to any person, firm or corporation (except as necessary in carrying out his work for the Company consistent with the Company's

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agreement with such third party) or to use such information for the benefit of anyone other than for the Company or such third party (consistent with the Company's agreement with such third party).

5.    OWNERSHIP OF WORK PRODUCT

     5.1 Consultant agrees to promptly disclose to Company any and all Work Product. "Work Product" includes without limitation any and all notes, drawings, designs, technical data, know how, works of authorship, firmware, software, ideas, improvements, inventions, material, information, work or product conceived, created, written or first reduced to practice by Consultant or jointly with others in the performance of services under this Agreement and/or resulting from use of Confidential Information. Consultant agrees to assign and does hereby assign to Company all right, title and interest, including without limitation any copyright, mask work, patent, trade secret, trademark (including the good will associated therewith) or other intellectual property rights in and to the Work Product. All works of authorship, firmware, software or other applicable Work Product shall be considered works for hire by Consultant for Company and all Work Product shall be the sole and exclusive property of Company. Upon expiration or termination for any reason of this Agreement, Consultant agrees to and shall provide Company with all Work Product generated under this Agreement.

     5.2 Consultant hereby grants to Company under any and all intellectual property rights a non-exclusive, irrevocable, royalty free, and worldwide license to use all notes, works of authorship, ideas, designs, firmware, software, technical data, ideas, research, reports, and other such inventions not first developed by Consultant in the course of or resulting from the consulting services performed, but that are incorporated in any Work Product delivered by Consultant under this Agreement ("Background Material") including, without limitation, the right to make, have made, sell, offer for sale, rent, lease, import, copy, create derivative works, display, perform, and distribute the Background Material.

     5.3     Consultant further agrees:

                  (i) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) patents, copyrights, mask works, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                  (ii) to defend any judicial, opposition or other proceedings in respect of such applications and any judicial, opposition or other proceedings or petitions or applications for revocation of such patent, copyright, mask work, trademark or other analogous protection.

     5.4 Consultant also agrees, at the request and cost of Company, to promptly sign, execute, make and do all such deeds, documents, acts and things as Company may reasonably require or desire to perfect Company's entire right, title, and interest in and to any Work Product and/or Background Material. Consultant agrees that if Company is unable because of Consultant's unavailability, or for any other reason, to secure the signature of an authorized agent of Consultant to apply for or to pursue any application for any United States or foreign patents, mask work, copyright or trademark registrations covering the assignments to Company

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above, then Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant's agent and attorney in fact, to act for and in Consultant's behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyright, mask work and trademark registrations thereon with the same legal force and effect as if executed by an authorized agent of Consultant.

      5.5 Consultant warrants that he has good and marketable title to the Background Material and Work Product and that he shall not knowingly incorporate into any Work Product any material that would infringe any copyright, trade secret, trademark or other intellectual property rights of any person or entity. Consultant further warrants that the Background Material and Work Product shall be free and clear of all liens, claims, encumbrances or demands of third parties, including any claims by any such third parties of any right, title or interest in or to the Background Material and/or Work Product arising out of any patent, trade secret, copyright or other intellectual property right. Consultant shall indemnify, defend and hold harmless the Company and its customers from any and all liability, loss, cost, damage, judgment or expense (including reasonable attorney's fees) resulting from or arising in any way out of any such claims by any third parties, and/or which are based upon, or are the result of any breach of, the warranties contained in this Section. In the event of a breach of the warranties set forth in this Section, in addition to all other remedies available to Company, Consultant shall, at no additional cost to the Company, replace or modify the Work Product within a reasonable time, with a functionally equivalent and conforming Work Product at his own expense, or obtain for Company the right to continue using the Work Product and in all other respects use its best efforts to remedy the breach.

6.    RESTRICTION ON SOLICITATION

      During the period of this Agreement and for one (1) year thereafter, Consultant shall not, directly or indirectly, alone or as a partner, joint venturer, consultant, contractor, lender, officer, director, employee, stockholder or investor of any entity, employ, or knowingly permit any company or business organization directly or indirectly controlled by Consultant to employ, any person who is or was an employee, agent, representative or consultant of the Company at any time during the term of this Agreement or during the period of one year prior to or thereafter, or in any manner seek to solicit or induce any such person to leave his or her employment with the Company, or assist in the recruitment or hiring of any such person, except as agreed to between the parties.

7.    LIABILITY

      The Company, its officers, directors, employees, representatives and agents shall not be liable for, and Consultant hereby relieves the Company, its officers, directors, employees, representatives and agents from, any claim for any injury or damage against Consultant.

8.       INDEPENDENT CONTRACTOR

      8.1 It is specifically understood and agreed that during the term of this Agreement, Consultant's relationship to the Company will be that of an independent contractor and that neither this Agreement nor the services to be rendered hereunder shall for any purpose whatsoever or in any

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way or manner create any employer-employee relationship between the parties.
Accordingly, Consultant shall have sole and exclusive responsibility for the payment of all federal, state and local income taxes and for all employment, worker's compensation and disability insurance, Social Security and other similar taxes with respect to any payment or compensation provided by the Company hereunder. Consultant is not authorized to bind the Company in any way except as expressly authorized in writing by the Company.

      8.2 While the Company is entitled to provide Consultant with general guidance to assist Consultant in completing the scope of work to Company's satisfaction, Consultant is ultimately responsible for directing and controlling the performance of the task and the scope of work, in accordance with the terms and conditions of this Agreement. Consultant shall use his best efforts, energy and skill in his own name and in such manner as he sees fit.

9.    MISCELLANEOUS

      9.1 ASSIGNMENT. This Agreement, the services to be performed and all rights hereunder are personal to Consultant and may not be transferred, assigned or subcontracted by the Consultant at any time without the prior written consent of the Company. The Company may assign its rights, together with its obligations hereunder, to any affiliate at any time or to any successor or assign, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by any such affiliate, successor or assign.

      9.2 REMEDIES. Consultant acknowledges that because of the nature of the business of the Company and the subject matter of this Agreement, a breach of this Agreement will cause substantial injury to the Company for which money damages will not provide an adequate remedy, and Consultant agrees that the Company shall have the right to obtain injunctive relief, including the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, in addition to, and not in limitation of, any remedies at law that the Company may have.

      9.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire without giving effect to the principles of conflicts of law thereof.

      9.4 SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way reflect the validity or enforceability of any other provision.

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      9.5 ENTIRE AGREEMENT. This instrument, the letter agreement dated December
31, 1999 between the parties (and any agreements incorporated and/or referenced therein, including the Noncompetition, Nondisclosure and Inventions Agreement between the parties) contain the entire agreement between the parties and supersede any and all prior negotiations, correspondence, understandings, and agreements between the parties respecting the subject matter hereof. This Agreement may not be changed orally but only by an agreement in writing signed by the parties hereto.

      9.6 COUNTERPARTS. This Consulting Agreement may be executed in duplicate counterparts, which, when taken together, shall constitute one instrument and each of which shall be deemed to be an original instrument.


      IN WITNESS WHEREOF, the parties have executed this Consulting Agreement as of the date first written above.

MARTIN SCHULTZ                                            OMTOOL, LTD.

/s/ Martin Schultz
- --------------------------------------          By: /s/ Adrian A. Peters
Signature                                          ----------------------------

- --------------------------------------          Title: President
Street                                                -------------------------

- --------------------------------------          Date:  12/31/99
City           Street       Zip                      --------------------------

Date: 12-31-99
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